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                                                                      EXHIBIT 11


                          RECYCLING CENTERS OF AMERICA
                 Statement of Computation of Earnings Per Share

                       Average
                      Weighted                                    Loss
Year                   Shares               Loss                Per Share
----                  --------              ----                ---------
1998                  3,281,320          $(466,788)              $(.14)

1999                  4,263,399          $(796,916)              $(.19)